UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 9, 2010

RealNetworks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-23137	91-1628146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2601 Elliott Avenue, Suite 1000, Seattle, Washington		98121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(206) 674-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 9, 2010, RealNetworks, Inc. (the "Company") entered into a Separation and Release Agreement (the "Agreement") with John Barbour in connection with the Company's termination of his employment as President of the Company’s Games division effective August 13, 2010. The Agreement is based upon the severance terms set forth in the Offer Letter dated October 28, 2008 between the Company and Mr. Barbour, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 3, 2008. Pursuant to the Agreement, Mr. Barbour will receive a severance payment equal to twelve months of his annual base salary, or $450,000, and an additional bonus payment equal to 100% of his target annual bonus award, or $450,000. Mr. Barbour will also receive additional vesting and exercisability of his outstanding stock option awards calculated on a pro rata basis for the portion of the year elapsed since the last vesting date of such options, expressed in full months. In addition, pursuant to the Agreement, the Company will reimburse Mr. Barbour for the costs associated with his temporary housing in Seattle, Washington through August 31, 2010, and will pay Mr. Barbour tax gross-up compensation on the imputed income related to such reimbursements. In exchange for the payments made to Mr. Barbour pursuant to the Agreement, Mr. Barbour provided a waiver and release of all claims against the Company.

A copy of the Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealNetworks, Inc.

August 11, 2010	By:	/s/ Tracy D. Daw

Name: Tracy D. Daw
Title: VP, Deputy General Counsel and Corporate Secretary